      As filed with the Securities and Exchange Commission on May 28, 1997
                                                       REGISTRATION NO. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                       4FRONT SOFTWARE INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                                            84-0675510
           (State or other juris-                              (I.R.S. Employer
           diction of incorporation                            Identification
           or organization)                                    Number)

                         5650 GREENWOOD PLAZA BOULEVARD
                            ENGLEWOOD, COLORADO 80111
                                  (303) 721-7341

   (Address, including zip code, of registrant's principal executive offices)

                       4FRONT SOFTWARE INTERNATIONAL, INC.
                           1996 EQUITY INCENTIVE PLAN
                            (full title of the plan)

                                 ---------------

                                 CRAIG KLEINMAN
                         5650 GREENWOOD PLAZA BOULEVARD
                            ENGLEWOOD, COLORADO 80111
                                 (303) 721-7341
                        (Name and address and telephone number,
                       including area code, of agent for service)

                                 ---------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                PAUL JACOBS, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000

                         CALCULATION OF REGISTRATION FEE


------------------------------- ---------------------- ------------------------ ------------------------ =======================
                                                        Proposed maximum         Proposed maximum
Title of Securities to be        Amount to be           offering price per       aggregate offering       Amount of
registered                       registered             share(1)                 price (2)                registration fee
=============================== ====================== ======================== ======================== =======================
Common Stock $.001 par
value per share...........       400,000 shares         $4.125                   $1,650,000               $500.00
=============================== ====================== ======================== ======================== =======================


(1) Calculated by dividing the proposed maximum aggregate offering price by the amount to be registered.

(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying 400,000, the number of shares registered by this Registration Statement as to which options may be granted under the 4Front Software International, Inc. 1996 Equity Incentive Plan, by $4.125, the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on May 23, 1997.

===============================================================================

                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents filed by 4Front Software International, Inc. (the "Company") are incorporated herein by reference:

           (i) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997.

           (ii) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated September 10, 1976, as amended on Form 8A/A dated May 21, 1997.

           In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    DESCRIPTION OF SECURITIES

           Not applicable.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           The legality of the Common Stock offered hereby has been passed on for the Company by Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, NY 10103. Certain attorneys of such firm beneficially own an aggregate of 11,700 shares of Common Stock at May 23, 1997.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

           Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

           Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

           The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify certain persons, including officers, directors, employees and agents, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware. The Company has also entered into indemnification agreements with its current directors and executive officers. Reference is made to the Certificate of Incorporation and Bylaws filed as Exhibits hereto.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not Applicable.

Item 8.    EXHIBITS

      3(a) --    Certificate of Incorporation

      3(b) --    Bylaws

      4(a) --    4Front Software International, Inc. 1996 Equity Incentive Plan.

      4(b) --    Form of Stock Option Agreement.

      5    --    Opinion of Fulbright & Jaworski L.L.P.

      23(a)  --  Consent of KPMG

      23(b)  --  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5).

      24     --  Power of Attorney (included in signature page).

Item 9.    UNDERTAKINGS

      (a)    The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective dates of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs
                   (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any iability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
                  1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
                  Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 23, 1997.


                                       4FRONT SOFTWARE INTERNATIONAL, INC.

                                       By:   /s/ ANIL DOSHI
                                             -----------------------------
                                                  Anil Doshi
                                             Chairman of the Board and
                                              Chief Executive Officer


                                        By:   /s/ MARK ELLIS
                                              -----------------------------
                                                  Mark Ellis
                                                  President and Chief Operating
                                                  Officer



                                 POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anil Doshi and Mark Ellis, his true and lawful attorneys-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 SIGNATURE                            TITLE                           DATE
 ---------                            -----                           ----

/s/ Anil Doshi
--------------------
Anil Doshi              Chairman of the Board, Chief Executive     May 23, 1997
                        Officer and Director


/s/ Mark Ellis
--------------------
Mark Ellis              President, Chief Operating Officer and     May 23, 1997
                        Director


/s/ Kenneth Newell
--------------------
Kenneth Newell          Chief Executive Officer of 4Front Group    May 23, 1997
                        and Director

/s/ Stephen McDonnell
---------------------
Stephen McDonnell        Chief Financial and                       May 23, 1997
                         Accounting Officer


/s/ Craig Kleinman
---------------------
Craig Kleinman           Secretary and Director                    May 23, 1997


/s/ Arthur Keith Ross
---------------------
Arthur Keith Ross        Director                                  May 23, 1997


/s/ Brian V. Murray
---------------------
Brian V. Murray          Director                                  May 23, 1997


---------------------
Terence W. Burt          Managing Director - Services Division     May 23, 1997
                          and Director


---------------------
Joel W. Jervis           Managing Director - Products Division     May 23, 1997
                          and Director

                             INDEX TO EXHIBITS

Exhibit
  NO.                          DESCRIPTION
-------                        -----------

  3(a)               Certificate of Incorporation

  3(b)               Bylaws

  4(a)               4Front Software International, Inc.
                     1996 Equity Incentive Plan

  4(b)               Form of Stock Option Agreement

  5                  Opinion of Fulbright & Jaworski L.L.P.

 23(a)               Consent of KPMG

 23(b) Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5).

 24                  Power of Attorney (see signature page).